EXHIBIT 99.4

CONSENT OF AMEC FOSTER WHEELER AMERICAS LIMITED

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statements on Form S-3 (No. 333-220484) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102 and No. 208149) (the “Registration Statements”) of Trilogy Metals Inc. filed with the United States Securities and Exchange Commission, to any amendments or post-effective amendments to the Registration Statements and to any prospectuses or prospectus supplements thereto, of references to the undersigned’s name and Amec Foster Wheeler Americas Limited’s name and to the use of the technical report titled “Arctic Project, Northwest Alaska, USA NI 43-101 Technical Report on Pre-Feasibility Study” dated effective February 20, 2018 and released April 6, 2018 (the “Technical Report”), and the use of scientific and technical information, including any mineral reserve estimates, from the sections of the Technical Report prepared by Amec Foster Wheeler Americas Limited (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: April 11, 2018

Signed: “Antonio Peralta Romero”
Name: Antonio Peralta Romero, PhD, P.Eng. Amec Foster Wheeler Americas Limited

Signed: “Kris Homer”
Name: Kris Homer On behalf of Amec Foster Wheeler Americas Limited